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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           BAKER HUGHES INCORPORATED
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                                             [BAKER HUGHES LOGO]



July 16, 1998



Dear Stockholder:

     Enclosed is a copy of the opinion of Credit Suisse First Boston Corporation addressed to the Board of Directors of Western Atlas Inc., which is Appendix C to the Joint Proxy Statement/Prospectus of Baker Hughes Incorporated and Western Atlas Inc. dated July 2, 1998. This opinion was inadvertently omitted during the printing process.


Sincerely,


/s/ LINDA G. SMITH
LINDA G. SMITH
Secretary


Enclosure
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                                                                      APPENDIX C

             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]

May 10, 1998

Board of Directors
Western Atlas Inc.
10205 Westheimer Road
Houston, Texas 77042

Members of the Board:

You have asked us to advise you with respect to the fairness to the holders of the common stock of Western Atlas Inc. ("Western Atlas") from a financial point of view of the consideration to be received by such holders pursuant to the terms of the Agreement and Plan of Merger, dated as of May 10, 1998 (the "Merger Agreement"), by and among Baker Hughes Incorporated ("Baker Hughes"), Baker Hughes Delaware I, Inc., a wholly owned subsidiary of Baker Hughes ("Merger Sub"), and Western Atlas. The Merger Agreement provides for, among other things, the merger of Merger Sub with and into Western Atlas (the "Merger") pursuant to which each outstanding share of the common stock, par value $1.00 per share, of Western Atlas (the "Western Atlas Common Stock") will be converted into the right to receive (i) 2.40 shares of the common stock, par value $1.00 per share, of Baker Hughes (the "Baker Hughes Common Stock"), if the average of the per share closing prices of Baker Hughes Common Stock for the 20 consecutive trading days ending on the fifth trading day prior to the closing date for the Merger (the "Baker Hughes Share Price") is greater than or equal to $38.25 but less than or equal to $42.75, (ii) that number of shares of Baker Hughes Common Stock equal to the quotient obtained by dividing $102.60 by the Baker Hughes Share Price, if the Baker Hughes Share Price is greater than $42.75 but less than or equal to $44.75, (iii) 2.293 shares of Baker Hughes Common Stock, if the Baker Hughes Share Price is greater than $44.75 and (iv) that number of shares of Baker Hughes Common Stock equal to the quotient obtained by dividing $91.80 by the Baker Hughes Share Price, if the Baker Hughes Share Price is less than $38.25; provided that, except as otherwise provided in the Merger Agreement, in no event will the number of shares of Baker Hughes Common Stock issuable in the Merger exceed 2.623 notwithstanding that the Baker Hughes Share Price is less than $35.00 (the number of shares of Baker Hughes Common Stock into which shares of Western Atlas Common Stock will be so exchanged in the Merger, the "Exchange Ratio").

In arriving at our opinion, we have reviewed the Merger Agreement and certain publicly available business and financial information relating to Western Atlas and Baker Hughes. We have also reviewed certain other information relating to Western Atlas and Baker Hughes, including financial forecasts, provided to us by Western Atlas and Baker Hughes, and have met with the managements of Western Atlas and Baker Hughes to discuss the businesses and prospects of Western Atlas and Baker Hughes.

We have also considered certain financial and stock market data of Western Atlas and Baker Hughes, and we have compared those data with similar data for other publicly held companies in businesses similar to Western Atlas and Baker Hughes, and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not assumed any responsibility for independent verification of any of the foregoing information and have relied on its being complete and accurate in all material respects. With respect to the financial forecasts, we have assumed that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Western Atlas and Baker Hughes as to the future financial performance of Western Atlas and Baker Hughes and the potential synergies and strategic benefits (including the amount, timing and achievability thereof) anticipated to result
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Board of Directors
Western Atlas Inc.
May 10, 1998
Page 2

from the Merger. We also have assumed, with your consent, that the Merger will be treated as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes. In addition, we have not been requested to make, and have not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Western Atlas and Baker Hughes, nor have we been furnished with any such evaluations or appraisals. Our opinion is necessarily based upon information available to us, and financial, economic, market and other conditions as they exist and can be evaluated, on the date hereof. We are not expressing any opinion as to the actual value of the Baker Hughes Common Stock when issued pursuant to the Merger or the prices at which the Baker Hughes Common Stock will trade subsequent to the Merger. In connection with our engagement, we were not requested to, and we did not, solicit third party indications of interest in acquiring all or any part of Western Atlas.

We have acted as financial advisor to Western Atlas in connection with the Merger and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon the delivery of this opinion. We have in the past provided financial services to Western Atlas and Baker Hughes and are currently providing financial services to Western Atlas unrelated to the proposed Merger, for which services we have received and will receive compensation. In the ordinary course of its business, Credit Suisse First Boston and its affiliates may actively trade the debt and equity securities of both Western Atlas and Baker Hughes for their own accounts and for the accounts of customers and, accordingly, may at any time hold long or short positions in such securities.

It is understood that this letter is for the information of the Board of Directors of Western Atlas in connection with its evaluation of the Merger, does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Merger, and is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus or proxy statement, or in any other document used in connection with the offering or sale of securities, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio is fair to the holders of Western Atlas Common Stock from a financial point of view.

Very truly yours,

CREDIT SUISSE FIRST BOSTON CORPORATION

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